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                                                                  EXHIBIT 99.2

                      VOTING AND EXCHANGE TRUST AGREEMENT

    THIS VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of             ,
1999, by and among PRI Automation, Inc., a corporation existing under laws of the Commonwealth of Massachusetts ("Parent"), 1325949 Ontario Inc., a corporation existing under the laws of Ontario and a wholly owned subsidiary of Parent ("Subco"), Promis Systems Corporation Ltd., a corporation existing under the laws of Canada (the "Company"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada ("Trustee").

    WHEREAS, pursuant to a Combination Agreement dated November 24, 1998 (the "Combination Agreement"), by and among the Company, Parent and Subco, the parties agreed that on the Effective Date (as defined in the Combination Agreement), Parent, Subco, the Company and the Trustee would execute and deliver a Voting and Exchange Trust Agreement substantially in the form of this Agreement;

    WHEREAS, pursuant to an arrangement (the "Arrangement") effected by the
Articles of Arrangement dated             (the "Articles of Arrangement") filed
pursuant to the Canada Business Corporations Act (the "CBCA"), each issued and outstanding common share (a "Common Share") of the Company (other than those Common Shares held by dissenters who have exercised their dissenters' rights in accordance with Section 190 of the CBCA and Section 3.1 of the plan of arrangement (the "Plan of Arrangement") contained in the Articles of Arrangement and who are ultimately entitled to be paid the fair value for such Common Shares, and other than those Common Shares held by Parent or any of its
Subsidiaries) was exchanged for             issued and outstanding Exchangeable
Shares of the Company (the "Exchangeable Shares"), and thereafter, the Company's sole issued and outstanding Class X Preferred Share was exchanged by Subco for one issued and outstanding Common Share;

    WHEREAS, the above-mentioned Articles of Arrangement sets forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions");

    WHEREAS, Parent is to provide voting rights in Parent to each holder (other than Parent and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of Parent Common Stock;

    WHEREAS, Parent and Subco are to grant to and in favor of the holders (other than Parent and its Subsidiaries) from time to time of Exchangeable Shares certain rights, in the circumstances set forth herein, to require Parent and/or Subco to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

    WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Parent shall be exercisable by holders (other than Parent and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Special Voting Stock of Parent, par value US$.01 (the "Parent Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require Subco to purchase Exchangeable Shares from the holders thereof (other than Parent and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders; and

    WHEREAS, these recitals and any statements of fact in this Agreement are made by Parent, Subco and the Company and not by the Trustee;

    NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


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                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

    1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

    "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of Parent Common Stock are entitled to vote, consent or otherwise act, the product of (a) the number of Exchangeable Shares then issued and outstanding and held by Holders (as hereinafter defined) multiplied by (b) the number of votes to which a holder of one share of Parent Common Stock is entitled with respect to such matter, proposition or question.

    "APPLICABLE LAWS" has the meaning provided in Section 5.11 hereof.

    "ARRANGEMENT" has the meaning provided in the recitals hereto.

    "ARTICLES OF ARRANGEMENT" has the meaning provided in the recitals hereto.

    "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the joint and several obligation of Parent and Subco to effect the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to Section 5.13 hereof.

    "BOARD OF DIRECTORS" means the board of directors of the Company.

    "BUSINESS DAY" has the meaning provided in the Exchangeable Share
Provisions;

    "COMMON SHARES" has the meaning provided in the recitals hereto.

    "EQUIVALENT VOTE AMOUNT" means, with respect any matter, proposition or question on which holders of Parent Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Parent Common Stock is entitled with respect to such matter, proposition or question.

    "EXCHANGE PUT RIGHT" has the meaning provided in the Exchangeable Share Provisions.

    "EXCHANGE RIGHT" has the meaning provided in Section 5.1 hereof.

    "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions.

    "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions.

    "EXCHANGEABLE SHARE PROVISIONS" has the meaning provided in the recitals hereto.

    "EXCHANGEABLE SHARES" has the meaning provided in the recitals hereto.

    "HOLDER VOTES" has the meaning provided in Section 4.3 hereof.

    "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Parent and its subsidiaries.

    "INSOLVENCY EVENT" means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 30 days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or the Company not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

    "LIQUIDATION CALL RIGHT" has the meaning provided in the Articles of Arrangement.

    "LIQUIDATION EVENT" has the meaning provided in subsection 5.13(b) hereof.


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    "LIQUIDATION EVENT EFFECTIVE TIME" has the meaning provided in subsection
5.13(c) hereof.

    "LIST" has the meaning provided in Section 4.7 hereof.

    "OFFICER'S CERTIFICATE" means, with respect to Parent or the Company, as the case may be, a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent or the Company, as the case may be and, with respect to Subco, a certificate signed by the President or Treasurer of Subco.

    "PARENT COMMON STOCK" means a share of common stock of Parent, par value US$.01.

    "PARENT CONSENT" has the meaning provided in Section 4.3 hereof.

    "PARENT MEETING" has the meaning provided in Section 4.3 hereof.

    "PARENT SPECIAL VOTING STOCK" has the meaning provided in the recitals hereto.

    "PARENT SUCCESSOR" has the meaning provided in subsection 11.1(a) hereof.

    "PERSON" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

    "PLAN OF ARRANGEMENT" has the meaning provided in the recitals hereto.

    "REDEMPTION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

    "RETRACTED SHARES" has the meaning provided in Section 5.8 hereof.

    "RETRACTION CALL RIGHT" has the meaning provided in the Exchangeable Share Provisions.

    "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions.

    "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof by and between Parent, Subco and the Company.

    "TRUST" means the trust created by this Agreement.

    "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

    "TRUSTEE" means Montreal Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

    "VOTING RIGHTS" means the voting rights attached to the Voting Share.

    "VOTING SHARE" means the one share of Parent Special Voting Stock issued by Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the Aggregate Equivalent Vote Amount.

    1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

    1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

    1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


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                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

    2.1 ESTABLISHMENT OF TRUST. The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this Agreement.

                                   ARTICLE 3
                                  VOTING SHARE

    3.1 ISSUANCE AND OWNERSHIP OF THE VOTING SHARE. Parent hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

    (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

    (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

    3.2 LEGENDED SHARE CERTIFICATES. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by the Holders.

    3.3 SAFE KEEPING OF CERTIFICATE. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee.

                                   ARTICLE 4
                           EXERCISE OF VOTING RIGHTS

    4.1 VOTING RIGHTS. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof:

    (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Parent Consent is sought or a Parent Meeting is held; and

    (b) to the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

    The Trustee acknowledges that, in accordance with the terms of the Parent Special Voting Stock, the holder of the Voting Share and the holders of shares of Parent Common Stock shall vote or consent as a single class in respect of each matter, question or proposition to be voted on at a Parent Meeting or being consented to in connection with a Parent Consent, it being further acknowledged that, in certain circumstances, the holder of the


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Voting Share shall, in addition, have a further vote as a separate class or series in respect of any particular matter, question or proposition.

    4.2 CLASS MEETINGS OF VOTING SHARE. Provided that the holder of the Voting Share is also entitled to vote with the holders of Parent Common Stock as a single class in accordance with the terms of the Parent Special Voting Stock, with respect to any vote proposed for consideration by the holder of the Voting Share voting separately as a series or class, either at a Parent Meeting or by Parent Consent, other than a vote which, if passed, would affect the Voting Rights of each Holder, the clerk of Parent shall instruct the Trustee as to the manner in which the votes attached to the Voting Share shall be cast in such class or series vote. When the holder of the Voting Share is not entitled to vote with the holders of Parent Common Stock as a single class in accordance with the terms of the Parent Special Voting Stock, the Holders may instruct the Trustee as to the exercise of the votes attached to the Voting Share in such class or series vote.

    4.3 NUMBER OF VOTES. With respect to all meetings of stockholders of Parent at which holders of shares of Parent Common Stock are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by Parent from its stockholders including the holders of shares of Parent Common Stock (a "Parent Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

    4.4 MAILINGS TO SHAREHOLDERS. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Stock) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is commenced or given by Parent to its stockholders:

    (a) a copy of such notice, together with any related materials to be provided to stockholders of Parent;

    (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant to Section 4.8 hereof, to attend such Parent Meeting and to exercise personally the Holder Votes thereat;

    (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

        (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

        (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Holder Votes;

    (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

    (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

    (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and the method for revoking or amending such instructions.

    The materials referred to above are to be provided by Parent to the Trustee, but shall be subject to review and comment by the Trustee.

    For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with


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such Parent Consent. Parent will notify the Trustee of any decision of the board of directors of Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.4.

    4.5 COPIES OF STOCKHOLDER INFORMATION. Parent will deliver to the Trustee copies of all proxy materials, (including notices of Parent Meetings, but excluding proxies to vote shares of Parent Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent) received by the Trustee from Parent at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will also make available for inspection by any Holder at the Trustee's principal trust office in the city of Toronto all proxy materials, information statements, reports and other written communications that are:

    (a) received by the Trustee as the registered holder of the Parent Special Voting Stock and made available by Parent generally to holders of Parent Common Stock; or

    (b) specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent.

    4.6 OTHER MATERIALS. As soon as reasonably practicable after receipt by Parent or any stockholder of Parent (if such receipt is known by Parent) of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal trust office in the city of Toronto.

    4.7 LIST OF PERSONS ENTITLED TO VOTE. The Company shall, (a) prior to each annual and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Parent agrees to give the Company written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Company to perform its obligations under this Section 4.7.

    4.8 ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.4 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.


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    4.9  VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT
MEETING.

    (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.4 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4.4 hereof.

    (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representative, and at the Holder's request, such representative shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

    (i) has not previously given the Trustee instructions pursuant to Section
        4.4 hereof in respect of such meeting, or

    (ii) submits to the Trustee's representative written revocation of any such previous instructions.

    At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

    4.10 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Stock) to each Holder at its address as shown on the books of the Company. The Company shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

    (a) a current List; and

    (b) on the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

    4.11 TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Parent or Subco, as the case may be, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, as specified in Article 5 hereof (unless in any case Parent or Subco shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Subco pursuant to the exercise by Subco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE 5
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

    5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. Subco hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (a) the Exchange Put Right and (b) the right (the


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"Exchange Right"), upon the occurrence and during the continuance of an
Insolvency Event, to require Subco to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, all in accordance with the provisions of this Agreement and the Exchangeable Share Provisions, as the case may be. Subco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right and the Exchange Right by Subco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right and the Exchange Right, provided that the Trustee shall:

    (i) hold the Exchange Put Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

    (ii) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right or the Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

    5.2 GRANT AND OWNERSHIP OF THE AUTOMATIC EXCHANGE RIGHTS. Parent and Subco hereby jointly and severally grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders the Automatic Exchange Rights in accordance with the provisions of this Agreement. Parent and Subco hereby acknowledge receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Rights by Parent and Subco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Rights, provided that the Trustee shall:

    (a) hold the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

    (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Rights, and the Trustee shall not exercise such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

    5.3 LEGENDED SHARE CERTIFICATES. The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

    (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder, and

    (b) the Automatic Exchange Rights.

    5.4 GENERAL EXERCISE OF EXCHANGE PUT RIGHT AND EXCHANGE RIGHT. The Exchange Put Right and the Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

    5.5 PURCHASE PRICE. The purchase price payable by Subco for each Exchangeable Share to be purchased by Subco (a) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions, and (b) under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Subco will provide to the Trustee an Officer's Certificate setting forth the calculation of the applicable Exchangeable Share Price for each Exchangeable Share. The applicable Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Subco's issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the applicable Exchangeable Share Consideration representing the total applicable Exchangeable Share Price (less any amounts withheld pursuant to Section 5.14 hereof).

    5.6 EXERCISE INSTRUCTIONS. Subject to the terms and conditions set forth herein, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Company. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal trust office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Subco to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Company and such additional documents and instruments as the Trustee may reasonably require, together with:

    (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

        (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Subco to purchase from the Holder the number of Exchangeable Shares specified therein,

        (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Subco free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

       (iii) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

        (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

    (b) payment (or evidence satisfactory to the Trustee, the Company and Subco of payment) of the taxes (if any) payable as contemplated by Section 5.9 of this Agreement.

    If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Subco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of the Company.

    5.7  DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF
EXERCISE. Promptly after receipt of the certificates duly endorsed for transfer to Subco representing the Exchangeable Shares which the Holder desires Subco to purchase under the Exchange Put Right or the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.9 hereof), the Trustee shall notify Subco and the Company of its receipt of the same, which notice to Subco and the Company shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and Subco shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right (less any amounts withheld pursuant to Section
5.14 hereof); provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Company and Subco of the payment of) the taxes (if any) payable as contemplated by Section 5.9 of this Agreement. Immediately upon the giving of notice by the Trustee to Subco and the Company of the exercise of the Exchange Put Right or the Exchange Right, as provided in this
Section 5.7, (a) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (b) Subco shall be required to take all action necessary to permit it to occur, including delivery to the Trustee of the relevant Exchangeable Share Consideration, no later than the close of business on the fifth Business Day following the receipt by the Trustee of notice, certificates and other documents as aforesaid and (c) the Holder of such Exchangeable Shares shall be deemed to have transferred to Subco all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Subco to the Trustee by the date specified above, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Subco and any check included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this Agreement.

    5.8 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Company pursuant to Section 6.6 of the Exchangeable Share Provisions that the Company will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Company and provided that Subco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Company pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Company is unable to redeem. In any such event, the Company hereby agrees with the Trustee and in favor of the Holder immediately to notify the Trustee of such prohibition against the Company's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Company or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares which the Company is not permitted to redeem and will require Subco to purchase such shares in accordance with the provisions of this Article 5.

    5.9 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Subco pursuant to the Exchange Put Right or the Exchange Right or any sale of Exchangeable Shares to Parent or Subco pursuant to the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

    (a) shall pay (and none of Parent, Subco, the Company or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder, or

    (b) shall have established to the satisfaction of the Trustee, Subco, Parent (in the case of the sale of Exchangeable Shares to Parent pursuant to the Automatic Exchange Rights) and the Company that such taxes, if any, have been paid.

    5.10 NOTICE OF INSOLVENCY EVENT. As soon as practicable following the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Company and Subco shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Company or Subco of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Subco, a notice of such Insolvency Event in the form provided by Subco, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

    5.11 QUALIFICATION OF PARENT COMMON STOCK. Parent covenants that if any shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by Parent or Subco to the initial holder thereof (other than the Company) or in order that such shares may be freely traded thereafter (other than contractual restrictions and any restrictions on transfer by reason of a holder being a "CONTROL PERSON" of Parent for purposes of Canadian federal or provincial securities law or an "AFFILIATE" of Parent or the Company for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock to be and remain duly registered, qualified or approved. Parent represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than contractual restrictions and restrictions on transfer by reason of a holder being a "CONTROL PERSON" of Parent for the purposes of Canadian federal and provincial securities law or an "AFFILIATE" of Parent or the Company for the purposes of United States federal or state securities law). Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

    5.12 PARENT COMMON STOCK. Parent hereby represents, warrants and covenants that the Parent Common Stock issuable and deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable.

    5.13  AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

    (a) Parent will give the Trustee written notice of each of the following events at the time set forth below:

    (i) in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

    (ii) as soon as practicable following the earlier of:

       (A) receipt by Parent of notice of and

       (B) Parent's otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

    (b) Immediately following receipt by the Trustee from Parent of notice of any event (a "Liquidation Event") contemplated by Section 5.13(a)(i) or 5.13(a)(ii) above, the Trustee will give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock provided for in Section 5.13(c).

    (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Parent Common Stock in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Parent Common Stock. To effect such automatic exchange, Parent or Subco, as determined by Parent and notified in writing to the Trustee, or upon failure of such notice, Parent, shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

    (d) The closing of the transaction of purchase and sale contemplated by
Section 5.13(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to Parent or Subco, as the case may be, all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and Parent or Subco, as the case may be, shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares (less any amounts withheld pursuant to Section
5.14 hereof). Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Parent or Subco, as the case may be, pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Parent Common Stock delivered to the Holder pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Parent or Subco, as the case may be, may reasonably require, Parent or Subco, as the case may be, shall deliver or cause to be delivered to the Holder certificates representing the shares of Parent Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of Parent Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this Agreement.

    5.14 WITHHOLDING RIGHTS. Parent, Subco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Stock such amounts as Parent, Subco or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, Subco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, Subco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, Subco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 6
            RESTRICTIONS ON ISSUANCE OF PARENT SPECIAL VOTING STOCK

    During the term of this Agreement, Parent will not, without the consent of the holders at the relevant time of the Exchangeable Shares given in accordance with Article 10 of the Exchangeable Share Provisions, issue any shares of Parent Special Voting Stock in addition to the Voting Share.

                                   ARTICLE 7
                             CONCERNING THE TRUSTEE

    7.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

    (a) receipt and deposit of the Voting Share from Parent as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

    (b) granting proxies and distributing materials to Holders as provided in this Agreement;

    (c) voting the Holder Votes in accordance with the provisions of this Agreement;

    (d) receiving the grant of the Exchange Put Right and the Exchange Right from Subco and receiving the grant of the Automatic Exchange Rights from Parent and Subco as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

    (e) exercising the Exchange Put Right and the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Parent Common Stock and checks, if any, to which such Holders are entitled upon the exercise of the Exchange Put Right and the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

    (f) holding title to the Trust Estate;

    (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

    (h) taking action at the direction of a Holder or Holders to enforce the obligations of Parent, Subco and the Company under this Agreement; and

    (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

    In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

    7.2 NO CONFLICT OF INTEREST. The Trustee represents to the Company, Parent and Subco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall within 60 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as trustee hereunder.

    7.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. The Company, Parent and Subco irrevocably authorize the Trustee, from time to time, to:

    (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Stock; and

    (b) requisition, from time to time,

        (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and

        (ii) from the transfer agent of Parent Common Stock, and any subsequent transfer agent of such shares, to complete the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights in the manner specified in Article 5 hereof, the share certificates issuable upon such exercise.

    The Company, Parent and Subco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

    7.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by Parent, Subco and the Company, at the Trustee's principal trust office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation, all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before March 31, 2000, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Parent and the Company a brief report, dated as of the preceding December 31, with respect to:

    (a) property and funds comprising the Trust Estate as of that date;

    (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Parent of shares of Parent Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

    (c) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

    7.5 INCOME TAX RETURNS AND REPORTS. The Trustee shall to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded.

    7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

    7.7 ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

    7.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

    7.9 EVIDENCE AND AUTHORITY TO TRUSTEE. The Company, Parent and Subco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by any of them or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company, Parent or Subco forthwith if and when:

    (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

    (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Company, Parent or Subco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

    Such evidence shall consist of an Officer's Certificate of the Company, Parent or Subco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

    Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of the Company, Parent or Subco it shall be in the form of an Officer's Certificate or a statutory declaration.

    Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

    (a) declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

    (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, Officer's Certificate, opinion or report; and

    (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

    7.10  EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

    (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by any of the Company, Parent and Subco or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

    (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

    7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Company. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

    7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

    7.13 TRUSTEE NOT BOUND TO ACT ON REQUEST. Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of the Company, Parent or Subco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

    7.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to the Company, Parent and Subco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this
Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall within 60 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10 hereof.

    7.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

    (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

    (b) all differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

    If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnity it as between all conflicting claims or demands.

    7.16 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                   ARTICLE 8
                                  COMPENSATION

    Parent, Subco and the Company jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Parent, Subco and the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with negligence, recklessness or willful misconduct.

                                   ARTICLE 9
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

    9.1 INDEMNIFICATION OF THE TRUSTEE. Parent, Subco and the Company jointly and severally agree to indemnity and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Parent, Subco or the Company pursuant hereto. In no case shall Parent, Subco or the Company be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent, Subco and the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent, Subco and the Company shall be entitled to participate at their own expense in the defense and, if Parent, Subco or the Company so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent, Subco or the Company; or (ii) the named parties to any such suit include both the Trustee and Parent, Subco or the Company and the Trustee shall have been advised by counsel acceptable to Parent, Subco or the Company that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Parent, Subco or the Company and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent, Subco and the Company shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

    9.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                               CHANGE OF TRUSTEE

    10.1 RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent, Subco and the Company specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Parent, Subco and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent, Subco and the Company shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Ontario Court of Justice (General Division) upon application of one or more of the parties hereto.

    10.2 REMOVAL. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on not less than 30 days' prior notice by written instrument executed by Parent, Subco and the Company, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

    10.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent, Subco and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of Parent, Subco and the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, Subco, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

    10.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, Parent, Subco and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Parent, Subco or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent, Subco and the Company.

                                   ARTICLE 11
                               PARENT SUCCESSORS

    11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

    (a) such other Person or continuing corporation (the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an Agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

    (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

    11.2  VESTING OF POWERS IN PARENT SUCCESSOR.  Whenever the conditions of
Section 11.1 hereof have been duly observed and performed, the Trustee, if required by Section 11.1 hereof, the Parent Successor, Subco and the Company shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

    11.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned subsidiary of Parent, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

    12.1 AMENDMENTS, MODIFICATIONS, ETC. Subject to Section 12.4, this Agreement may not be amended, modified or waived except by an agreement in writing executed by the Company, Subco, Parent and the Trustee and approved by the Holders in accordance with Section Article 10 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

    12.2  MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of Section
12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

    (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

    (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Parent, Subco and the Company and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

    (c) making such changes or corrections which, on the advice of counsel to the Company, Subco, Parent and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel and the board of directors of each of the Company, Subco and Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

    12.3 MEETING TO CONSIDER AMENDMENTS. The Company, at the request of Parent or Subco, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Exchangeable Share Provisions and all applicable laws.

    12.4 CHANGES IN CAPITAL OF PARENT AND THE COMPANY. At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

    12.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS. From time to time the Company (when authorized by a resolution of its Board of Directors), Parent (when authorized by a vote of its board of directors), Subco (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

    (a) evidencing the succession of any Parent Successors to Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

    (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Subco, the Company, the Trustee or this Agreement; and

    (c) for any other purposes not inconsistent with the provisions of this Agreement, including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13
                                  TERMINATION

    13.1 TERM. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

    (a) no outstanding Exchangeable Shares are held by a Holder,

    (b) each of the Company, Subco and Parent elects in writing to terminate the Trust and such termination is approved by the Holders in accordance with
       Article 10 of the Exchangeable Share Provisions; and

    (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

    13.2 SURVIVAL OF AGREEMENT. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder, provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

                                   ARTICLE 14
                                    GENERAL

    14.2 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

    14.3 INUREMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

    14.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

    TO PARENT OR SUBCO:

       PRI Automation, Inc.

       805 Middlesex Turnpike

       Billerica, MA 01821-3986

       Attention: Chief Executive Officer

       FACSIMILE NUMBER: (978) 671-9430

    WITH COPIES TO:

       Foley, Hoag & Eliot LLP

       One Post Office Square

       Boston, Massachusetts 02109

       Attention: Robert L. Birnbaum, Esq.

       FACSIMILE NUMBER: (617) 832-7000

       AND

       Blake, Cassels & Graydon

       Box 25, Commerce Court West

       Toronto, Ontario M5L 1A9

       CANADA

       Attention: Alan F. Brown, Esq.

       FACSIMILE NUMBER: (416) 863-2653

    TO THE COMPANY:

       Promis Systems Corporation Ltd.

       170 University Avenue, Suite 1200

       Toronto, Ontario M5H 3B3

       CANADA

       Attention: Chief Executive Officer

       FACSIMILE NUMBER: (416) 977-2016

    WITH A COPY TO:

       Cassels, Brock & Blackwell

       Scotia Plaza, Suite 2100

       40 King Street West

       Toronto, Ontario M5H 3C2

       CANADA

       Attention: Lawrence D. Wilder, Esq.

       FACSIMILE NUMBER: (416) 350-6904

       TO THE TRUSTEE:

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

    14.4 NOTICE TO HOLDERS. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

    14.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    14.6 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

    14.7 ATTORNMENT. Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Company at its registered office in the Province of Ontario as attorney for service of process.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereby have caused this Voting and Exchange Trust Agreement to be duly executed as of the date first above written.

                                             PRI AUTOMATION, INC.

                                By:
                                     ------------------------------------------
                                                 Mitchell G. Tyson,
                                              CHIEF EXECUTIVE OFFICER

                                             1325949 ONTARIO INC.

                                By:
                                     ------------------------------------------
                                                 Mitchell G. Tyson,
                                              CHIEF EXECUTIVE OFFICER

                                        PROMIS SYSTEMS CORPORATION LTD.

                                By:
                                     ------------------------------------------
                                                   Ian McKinnon,
                                              CHIEF EXECUTIVE OFFICER

                                       MONTREAL TRUST COMPANY OF CANADA

                                By:
                                     ------------------------------------------
                                                      [name],
                                                      [TITLE]

                                By:
                                     ------------------------------------------
                                                      [name],
                                                      [TITLE]